UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2019

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	MGM	New York Stock Exchange (NYSE)

Item 5.07 Submission of Matters to a Vote of Security Holders.

MGM Resorts International (the “Company”) held its annual meeting of shareholders on May 1, 2019 (the “Annual Meeting”), at which stockholders voted on the matters set forth below.

Proposal 1: To elect a Board of Directors

Director	For	Against	Abstain
Mary Chris Gay	432,618,533	19,667,430	188,992
William W. Grounds	431,516,461	20,741,395	217,099
Alexis M. Herman	425,668,242	26,616,827	189,886
Roland Hernandez	406,885,267	45,398,044	191,644
John Kilroy	437,552,759	14,727,904	194,292
Rose McKinney-James	426,280,784	26,004,037	190,134
Keith A. Meister	450,307,458	1,879,508	287,989
James J. Murren	425,417,199	26,854,774	202,982
Paul Salem	437,616,433	14,570,476	288,046
Gregory M. Spierkel	433,378,469	18,900,150	196,336
Jan G. Swartz	435,140,710	17,141,372	192,873
Daniel J. Taylor	430,200,231	22,082,525	192,199

Broker Non-Votes: 38,354,265 for each of Ms. Gay, Mr. Grounds, Ms. Herman, Mr. Hernandez, Mr. Kilroy, Ms. McKinney-James, Mr. Meister, Mr. Murren, Mr. Salem, Mr. Spierkel, Ms. Swartz and Mr. Taylor.

Each of the foregoing directors was elected and received the affirmative vote of a majority of the votes cast at the annual meeting at which a quorum was present.

Proposal 2: To ratify the selection of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for the year ending December 31, 2019.

For	Against	Abstain
473,253,343	17,210,599	365,278

Broker Non-Votes: 0

The foregoing Proposal 2 was approved.

Proposal 3: To approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting.

For	Against	Abstain
391,059,342	61,079,525	336,088

Broker Non-Votes: 38,354,265

The foregoing Proposal 3 was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM Resorts International

Date: May 3, 2019	By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: Chief Corporate Counsel and Assistant Secretary